Exhibit 3.9

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KAYAK SOFTWARE CORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

KAYAK Software Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is “KAYAK Software Corporation”. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was January 14, 2004, originally incorporated under the name “Travel Search Company, Inc.”, which was amended and restated with the Secretary of State of the State of Delaware on December 20, 2007, and further amended by Certificates of Amendment filed with the Secretary of State of the State of Delaware on April 15, 2008, October 16, 2008, November 13, 2009, February 12, 2010, October 1, 2010, December 22, 2011, February 10, 2012, and April 19, 2012 (the “Existing Certificate of Incorporation”).

SECOND: This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) has been duly approved by the Board of Directors of the Corporation.

THIRD: This Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and notice thereof has been given in accordance with the provisions of Section 228 of the DGCL.

FOURTH: Pursuant to Section 103(d) of the DGCL, immediately upon acceptance of this Certificate of Incorporation for filing by the Secretary of State of the State of Delaware (the “Effective Time”) the Existing Certificate of Incorporation shall be amended, integrated and restated to read in full as follows:

ARTICLE ONE

The name of the Corporation is KAYAK Software Corporation.

ARTICLE TWO

The registered address of the Corporation within the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the Corporation’s registered agent at such address is the Corporation Service Company.

ARTICLE THREE

The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE FOUR

Prior to the Reclassification (as defined below) (i) the Corporation is authorized to issue two classes of shares, designated as “Common Stock” and “Preferred Stock”, (ii) the total number of shares of Common Stock which the Corporation is authorized to issue is 50,000,000 shares, and the par value of each of the shares of Common Stock is one tenth of one cent ($.001) (the “Pre-IPO Common Stock”) and (iii) the total number of shares of Preferred Stock which the Corporation is authorized to issue is 26,876,384 shares, and the par value of each of the shares of Preferred Stock is one tenth of one cent ($.001) (the “Preferred Stock”). A total of 6,600,000 shares of Preferred Stock shall be designated the “Series A Convertible Preferred Stock”, a total of 1,176,051 shares of Preferred Stock shall be designated “Series A-1 Convertible Preferred Stock”, a total of 4,989,308 shares of Preferred Stock shall be designated “Series B Convertible Preferred Stock”, a total of 2,138,275 shares of Preferred Stock shall be designated “Series B-1 Convertible Preferred Stock”, a total of 3,897,084 shares of Preferred Stock shall be designated “Series C Convertible Preferred Stock” and a total of 8,075,666 shares of Preferred Stock shall be designated “Series D Convertible Preferred Stock”. The Series A Convertible Preferred Stock and the Series A-1 Convertible Preferred Stock are sometimes referred to herein, collectively, as the “Series A Stock”, the Series B Convertible Preferred Stock and the Series B-1 Convertible Preferred Stock are sometimes referred to herein, collectively, as the “Series B Stock”, the Series A Stock, the Series B Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock are sometimes referred to herein, collectively, as the “Convertible Preferred Stock”, and the Convertible Preferred Stock and any other series of Preferred Stock authorized at any time prior to the Reclassification are sometimes referred to herein, collectively, as the “Pre-IPO Preferred Stock”.

Upon and after the Reclassification, the Corporation is authorized to issue shares of capital stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock” and “Preferred Stock.” Upon and after the Reclassification, the total number of shares of capital stock that the corporation is authorized to issue is 205,000,000 shares, consisting of: 150,000,000 shares of Class A Common Stock, par value $.001 per share (the “Class A Common Stock”), 50,000,000 shares of Class B Common Stock, par value $.001 per share (the “Class B Common Stock”), and 5,000,000 shares of Preferred Stock, par value $.001 per share (the “Post-IPO Preferred Stock”). After the Reclassification, the number of authorized shares of Class A Common Stock, Class B Common Stock or Post-IPO Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding capital stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL; provided that, if so provided in a certificate of designation with respect to any series of Post-IPO Preferred Stock, any increase or decrease in the number of authorized shares of Post-IPO Preferred Stock may, in addition to the foregoing vote, also require a separate vote of a specified number of votes applicable to one or more outstanding series of Post-IPO Preferred Stock.

Immediately following the mandatory conversion of the Convertible Preferred Stock occurring pursuant to Section B.2(e)(xv)(A) of Article Four, each share of the Corporation’s Pre-IPO Common Stock issued and outstanding or held as treasury stock at such time (including for this purpose each share of Pre-IPO Common Stock issued or issuable as a result of such mandatory conversion in respect of any Convertible Preferred Stock issued and outstanding immediately prior thereto), shall, automatically and without further action by any stockholder, be reclassified as, converted into and shall become, one share of Class B Common Stock (the “Reclassification”), and such shares of Class B Common Stock shall be deemed to be issued and outstanding of record as of such conversion. Upon the Reclassification, each share of Pre-IPO Common Stock (including each share of Pre-IPO Common Stock issued or issuable as a result of such mandatory conversion occurring pursuant to Section B.2(e)(xv)(A) of Article Four) and all rights with respect thereto will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore (or, if applicable, certificates for the Convertible Preferred Stock which converted into Pre-IPO Common Stock pursuant to the mandatory conversion occurring pursuant to Section B.2(e)(xv)(A) of Article Four), to receive certificates for the number of shares of Class B Common Stock into which such shares of Pre-IPO Common Stock have been reclassified as and converted into. Any stock certificate that immediately prior to the Reclassification represented shares of Pre-IPO Common Stock (or, if applicable, certificates for the Convertible Preferred Stock which converted into Pre-IPO Common Stock pursuant to the mandatory conversion occurring pursuant to Section B.2(e)(xv)(A) of Article Four) shall from and after the Effective Time be deemed to represent shares of Class B Common Stock, without the need for surrender or exchange thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing.

Immediately following the Reclassification, the provisions in Section A.2 of Article Four in this Certificate of Incorporation and the provisions in Section B.2 of Article Four in this Certificate of Incorporation shall automatically terminate and be of no further force or effect.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation. As used in the following provisions of this Article Four, (i) prior to the Reclassification the term “Common Stock” means the Pre-IPO Common Stock and the term “Preferred Stock” means the Pre-IPO Preferred Stock and (ii) from and after the Reclassification, the term “Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock and the term “Preferred Stock” means the Post-IPO Preferred Stock.

A.	RIGHTS OF THE COMMON STOCK.

Section 1. General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock as may be designated by the Board of Directors.

Section 2. Common Stock Prior to the Reclassification. Prior to the Reclassification, the Common Stock shall have the following rights, powers, privileges and restrictions, qualifications and limitations; immediately following the Reclassification, all provisions of Section A.2 of Article Four shall automatically terminate and be of no further force or effect:

(a) Voting Rights. Each holder of the Common Stock is entitled to one vote for each share of Common Stock held on all matters on which such holder is entitled to vote. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(b) Dividends. Subject to the restrictions and limitations set forth in this Certificate of Incorporation, dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors.

(c) Liquidation. Upon a Liquidation Event (as defined in Section B.2(c)(i) of Article Four below), holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock that each such holder holds, subject to the preferential rights of any outstanding shares of Preferred Stock.

Section 3. Common Stock as of and After the Reclassification. A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof, as of and after the Reclassification, is as follows:

(a) Voting Rights.

(i) Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(ii) Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iii) Each holder of shares of Class B Common Stock shall be entitled to ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(b) Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

(c) Liquidation. Subject to the preferences applicable to any series of Preferred Stock, if any outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

(d) Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

(e) Equal Status. Except as expressly provided in this Article Four, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

(f) Conversion.

(i) Certain Defined Terms. As used in this Section A.3(f) of Article Four, the following terms shall have the following meanings:

(A) “Affiliate” means any corporation, partnership, limited liability company, business trust, or other entity Controlling, Controlled by or under common Control with the Corporation.

(B) “Class B Stockholder” shall mean (a) the registered holder of a share of Class B Common Stock at the time of the Reclassification and (b) the initial registered holder of any shares of Class B Common Stock that were originally issued by the Corporation after the Reclassification.

(C) “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

(D) “Founder” means, at any time, either Daniel Stephen Hafner or Paul M. English, each as a natural living person, if at such time such person is (i) an employee of the Corporation and/or any of its Affiliates, (ii) a member of the Board of Directors and/or (iii) otherwise providing services to the Corporation and/or any of its Affiliates pursuant, for the purposes of this definition only, to a written agreement which has been approved by the Board of Directors and which specifically states that the provision of such services qualifies such person as a Founder hereunder.

(E) “Permitted Entity” shall mean, with respect to any individual Class B Stockholder, any trust, partnership, or limited liability company specified in Section A.3(f)(iii)(A)(3) of this Article Four established by or for such individual Class B Stockholder, so long as such entity meets the requirements of the exception set forth in Section A.3(f)(iii)(A)(3) of this Article Four applicable to such entity.

(F) “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer”: (A) the granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders; or (B) a pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares, except that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer”.

(G) “Voting Control” with respect to a share of Class B Common Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

(ii) Right to Convert. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation. Such conversion shall be deemed to have been made at 5:00 p.m., New York City time, on the date that such notice is received by the transfer agent of the Corporation.

(iii) Automatic Conversion of Specific Shares. Each one (1) share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the earliest of:

(A) a Transfer of such share, with such conversion being deemed to have occurred at the time of such Transfer; provided that no such automatic conversion shall occur upon a Transfer:

(1) from any Class B Stockholder to a Founder or to one or more of a Founder’s Permitted Entities;

(2) from any Class B Stockholder that is not a natural person to any partnership or limited liability company which is Controlled by, or under common

Control with, such Class B Stockholder, provided that such Class B Stockholder or, if applicable, the entity Controlling such Class B Stockholder at the time of such Transfer (the “Original Controlling Entity”) has legally enforceable rights, such that such Class B Stockholder or Original Controlling Entity retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock so Transferred, provided further that in the event such Class B Stockholder, or if applicable such Original Controlling Entity, no longer has sufficient legally enforceable rights to ensure such Class B Stockholder, or if applicable such Original Controlling Entity, shall retain sole dispositive power and exclusive Voting Control with respect to such shares of Class B Common Stock, then each such share of Class B Common Stock shall then automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(3) by a Class B Stockholder who is a natural person to any of the following Permitted Entities, and from any of the following Permitted Entities back to such Class B Stockholder and/or any other Permitted Entity established by or for such Class B Stockholder:

a) a trust for the benefit of such Class B Stockholder or persons other than such Class B Stockholder so long as such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to such Class B Stockholder and, provided, further, that in the event such Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

b) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust; provided, further, that in the event such Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

c) a corporation in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event such Class B Stockholder no longer owns sufficient shares or no longer has sufficient legally enforceable rights to ensure such Class B Stockholder shall retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

d) a partnership in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Class B Stockholder no longer owns sufficient partnership interests or no longer has sufficient legally enforceable rights to ensure such Class B Stockholder shall retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

e) a limited liability company in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that such Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event such Class B Stockholder no longer owns sufficient membership interests or no longer has sufficient legally enforceable rights to ensure such Class B Stockholder shall retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

(B) at 5:00 p.m., New York City time, on the date specified by a written notice and certification request of the Corporation to the holder of such share of Class B Common Stock requesting a certification, in a form satisfactory to the Corporation, verifying such holder’s ownership of Class B Common Stock and confirming that a conversion to Class A Common Stock has not occurred, which date shall not be less than sixty (60) calendar days after the date of such notice and certification request; provided that no such automatic conversion pursuant to this Section A.3(f)(iii)(B) of Article Four shall occur in the case of a Class B Stockholder or a Permitted Entity of such Class B Stockholder, as applicable, that furnishes a certification satisfactory to the Corporation prior to the specified date.

(iv) Automatic Conversion on Death. Each share of Class B Common Stock held of record by a Class B Stockholder who is a natural person, or by such Class B Stockholder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death of such Class B Stockholder.

(v) Final Automatic Conversion of All Class B Shares. Each outstanding share of Class B Common Stock shall automatically, and without further action by the Corporation or its stockholders, convert into one (1) fully paid and nonassessable share of Class A Common Stock at 5:00 p.m., New York City time, on the seven (7) year anniversary date of the Reclassification, provided, however, that the date of such automatic conversion pursuant to this Section A.3(f)(v) of Article Four may, from time to time, be postponed to a later date, but not revised to an earlier date, by a resolution adopted by the Board of Directors.

(vi) Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive and binding.

(vii) Rights Upon Conversion. Any conversion of Class B Common Stock to Class A Common Stock shall occur automatically at the applicable time specified in the preceding provisions of this Section A.3(f) of Article Four without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided however that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issued upon such conversion unless the certificates evidencing the applicable shares of Class B Common Stock are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Following a conversion of any share of Class B Common Stock pursuant to this Section A.3(f) of Article Four, the reissuance of such share of Class B Common Stock shall be prohibited, and such share shall be retired and cancelled in accordance with Section 243 of the DGCL and the filing with the Delaware Secretary required thereby, and upon such retirement and cancellation, the authorized shares of Class B Common Stock shall be correspondingly reduced; without limiting the foregoing, following a conversion of each outstanding share of

Class B Common Stock pursuant to Section A.3(f)(v) of Article Four, the reissuance of all shares of Class B Common Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243 of the DGCL and the filing with the Delaware Secretary required thereby, and upon such retirement and cancellation, all references to the Class B Common Stock in the Certificate of Incorporation shall be eliminated.

(g) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

(h) Future Issuances. Except for the issuance of shares of Class B Common Stock (i) as set forth in this Section A.3 of Article Four, including with respect to dividends as provided in Section A.3(b) of Article Four and subdivisions and combinations as provided in Section A.3(d) of Article Four, (ii) upon exercise of any stock options, warrants or other similar rights outstanding as of the Reclassification and (iii) to the Founders pursuant to the 2012 Equity Incentive Plan of the Corporation, as the same may be amended from time to time, the Corporation shall not at any time after the Reclassification issue any shares of Class B Common Stock unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock.

B.	PREFERRED STOCK.

Section 1. Undesignated Preferred Stock. Following the Reclassification, to the fullest extent authorized by the DGCL, shares of undesignated Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, of such preferences and rights, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of undesignated Preferred Stock. Different series of undesignated Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions.

Authority is hereby granted to the Board of Directors from time to time following the Reclassification to issue the undesignated Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and restrictions, if any, of such preferences and rights, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of undesignated Preferred Stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, such resolution or resolutions providing for the creation or issuance of any series of undesignated Preferred Stock may provide that such series shall be superior to, rank equally with, or be junior to any other series of undesignated Preferred Stock, all to the fullest extent permitted by law. Following the Reclassification, no resolution, vote, or consent of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of undesignated Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation.

Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Section B.1 of Article Four shall be set forth in a certificate of designation along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions.

When no shares of any series of Preferred Stock are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such series are outstanding, and that no shares of Preferred Stock of such series will be issued, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from this Certificate of Incorporation all matters set forth in the certificate of designations with respect to such series of stock. If no shares of any such series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors. In the event of any such amendment, a certificate which (i) states that no shares of such series have been issued, (ii) sets forth the copy of the amending resolution or resolutions and (iii) if the designation of such series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL.

Section 2. Convertible Preferred Stock. The Convertible Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations; provided that immediately following the Reclassification, all provisions of Section B.2 of Article Four shall automatically terminate and be of no further force or effect.

(a) Voting.

(i) General. Except as may be otherwise provided in these terms of Preferred Stock or by law, the Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share of such stock on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which such share of Convertible Preferred Stock is then convertible.

(ii) Board Size. The Board of Directors of the Corporation shall be comprised of eight (8) directors; provided, however, that if the number of Preferred Directors is, from time to time, increased from four (4) to seven (7) pursuant to Section B.2(f)(iii) of this Article Four, the Board of Directors of the Corporation shall be comprised of eleven (11) directors.

(iii) Board Seats.

(A) The holders of the Series A Convertible Preferred Stock, voting separately as a class, shall be entitled to elect two (2) directors of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Series A Directors”). The number of Series A Directors may be increased to four (4) directors from time to time pursuant to Section B.2(f)(iii) of this Article Four. The holders of the Series C Convertible Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Series C Director”). The number of Series C Directors may be increased to two (2) directors from time to time pursuant to Section B.2(f)(iii) of this Article Four. The holders of the Series D Convertible Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Series D Director”; the Series A Directors, the Series C Director and the Series D Director are referred to collectively as the “Preferred Directors”). The holders of the Common Stock, voting separately as one class, shall be entitled to elect two (2) directors of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Common Directors”). The holders of the Convertible Preferred Stock and the Common Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Preferred and Common Director”). The holders of Convertible Preferred Stock, voting together as a single class on as-converted to Common Stock basis, shall be entitled to elect the one (1) remaining director of the Corporation at any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors (the “Remaining Director”).

(B) At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of (A) the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of the Series A Directors (and, in the absence of such quorum, the holders of record of shares of Series A Convertible Preferred Stock representing a majority of the voting power present in person or by proxy of the Series A Convertible Preferred Stock shall have power to adjourn the meeting for the election of the Series A Directors without notice other than announcement at the meeting), (B) the holders of a majority of the shares of Series C Convertible Preferred Stock then outstanding shall constitute a quorum of the Series C Convertible Preferred Stock for the election of the Series C Director (and, in the absence of such quorum, the holders of record of shares of Series C Convertible Preferred Stock representing a majority of the voting power present in person or by proxy of the Series C Convertible Preferred Stock shall have power to adjourn the meeting for the election of the Series C Director without notice other than announcement at the meeting), (C) the holders of a majority of the shares of Series D Convertible Preferred Stock then outstanding shall constitute a quorum of the Series D Convertible Preferred Stock for the election of the Series D Director (and, in the absence of such quorum, the holders of record of shares of Series D Convertible Preferred Stock representing a majority of the voting power present in person or by proxy of the Series D Convertible Preferred Stock shall have power to adjourn the meeting for the election of the Series D Director without notice other than announcement at the meeting), (D) the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of the Common Directors (and, in the absence of such quorum, the holders of record of shares of Common Stock representing a majority of the voting power present in person or by proxy of the Common Stock shall have power to adjourn the meeting for the election of the Common Directors without notice other than announcement at the meeting), (E) the holders of a majority of the shares of Convertible Preferred Stock and Common Stock then outstanding (voting together as a single class and calculated on an as-converted to Common Stock basis) shall constitute a quorum for the election of the Preferred and Common Director (and, in the absence of such quorum, the holders of record of shares of Convertible Preferred Stock and Common Stock, voting together as a single class on an as-converted to Common Stock basis, representing a majority of the voting power present in person or by proxy of the Convertible Preferred Stock and Common Stock, determined on an as-converted to Common Stock basis, shall have power to adjourn the meeting for the election of the Remaining Director without notice other than announcement at the meeting), and (F) the holders of a majority of the shares of Convertible Preferred Stock then outstanding (voting together as a single class and calculated on an as-converted to Common Stock basis) shall constitute a quorum for the election of the Remaining Director (and, in the absence of such quorum, the holders of record of shares of Convertible Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, representing a majority of the voting power present in person or by proxy of the Convertible Preferred Stock, determined on an as-converted to Common Stock basis. At any such meeting or adjournment thereof, the absence of such a quorum of the Series A Convertible Preferred Stock, of the Series C Convertible Preferred Stock or of the Series D Convertible Preferred Stock shall not prevent the election of the Common Director; the absence of a quorum of the Common Stock, of the Series C Convertible Preferred Stock or of the Series D Convertible Preferred Stock shall not prevent the election of the Series A Directors; the absence of such a quorum of the Series A Convertible Preferred Stock, of the Series D Convertible Preferred Stock or of the Common Stock shall not prevent the election of the Series C Director; and the absence of such a quorum of the Series A Convertible Preferred Stock, of the Series C Convertible Preferred Stock or of the Common Stock shall not prevent the election of the Series D Director.

(C) If there shall be a vacancy in the office of a director elected or to be elected by the holders of the outstanding shares of a specified class or classes of stock given the right to elect such director or directors pursuant to this Section B.2(a)(iii) of Article Four (the “Specified Stock”), then a director to hold office for the unexpired term of such directorship may be elected solely by either: (i) a majority of the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), or (ii) the required vote of holders of the shares of such Specified Stock specified in this Section B.2(a)(iii) of Article Four that are entitled to elect such director (which, in the case of (a) the Preferred and Common Director, shall be a majority of the outstanding votes applicable to the Convertible Preferred Stock and Common Stock, voting together as a single class on an as-converted to Common Stock basis and (b) the Remaining Director, shall be a majority of the outstanding votes applicable to the Convertible Preferred Stock, voting together as a single class on an as-converted to Common Stock basis). The directors shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified or until death, resignation or removal. Notwithstanding the foregoing, any director who shall have been elected to the Board of Directors by the holders of any Specified Stock, or by any director or directors elected by holders of any Specified Stock as provided above, may be removed during his or her term of office without cause by, and only by, the affirmative vote of shares representing a majority of all the outstanding shares of such Specified Stock entitled to vote for such director (which, in the case of (a) the Preferred and Common Director, shall be a majority of the outstanding votes applicable to the Convertible Preferred Stock and Common Stock, voting together as a single class on an as-converted to Common Stock basis and (b) the Remaining Directors, shall be a majority of outstanding votes applicable to the Convertible Preferred Stock, voting together as a single class on an as-converted to Common Stock basis), given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in this Section B.2(a)(iii) of Article Four.

(b) Dividends.

(i) Subject to Section B.2(d)(ii)(F) of this Article Four, in the event the Board of Directors of the Corporation shall declare a dividend (other than a dividend payable in Common Stock) payable upon the then outstanding shares of the Common Stock of the Corporation, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount per share of Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock as would have been payable on the largest number of whole shares of Common Stock into which a share of Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, Series C Convertible Preferred Stock or Series D Convertible Preferred Stock, respectively, is convertible pursuant to the provisions of Section B.2(e) of this Article Four as of the record date for the determination of holders of Common Stock entitled to receive such dividends. Except as set forth in the preceding provisions of this Section B.2(b)(i) or (ii) of Article Four, (x) the dividend rights of each series of Convertible Preferred Stock and of the Common Stock shall be pari passu, and (y) no dividend shall be declared or paid with respect to any series of Convertible Preferred Stock unless an equivalent dividend (determined on an as-converted to Common Stock basis) is declared or paid, as the case may be, on the shares of Common Stock and of each series of Convertible Preferred Stock.

(ii) In addition to the dividends required to be paid to the holders of Convertible Preferred Stock pursuant to Section B.2(b)(i) of this Article Four, (i) from and after the date of the issuance of any shares of Series A Convertible Preferred Stock, the holders of such shares of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum equal to 6% of the Series A Original Issue Price (as defined in Section B.2(c)(i) of this Article Four) per share (the “Series A Accruing Dividends”), (ii) from and after the date of the issuance of any shares of Series A-1 Convertible Preferred Stock, the holders of such shares of the Series A-1 Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum equal to 6% of the Series A-1 Original Issue Price (as defined in Section B.2(c)(i) of this Article Four) per share (the “Series A-1 Accruing Dividends”), (iii) from and after the date of the issuance of any shares of Series B Convertible Preferred Stock, the holders of such shares of the Series B Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum equal to 6% of the Series B Original Issue Price (as defined in Section B.2(c)(i) of this Article Four) per share (the “Series B Accruing Dividends”), (iv) from and after the date of the issuance of any shares of Series B-1 Convertible Preferred Stock, the holders of such shares of the Series B-1 Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum equal to 6% of the Series B-1 Original Issue Price (as defined in Section B.2(c)(i) of this Article Four) per share (the “Series B-1 Accruing Dividends”), (v) from and after the date of the issuance of any shares of Series C Convertible Preferred Stock, the holders of such shares of the Series C Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum equal to 6% of the Series C Original Issue Price (as defined in Section B.2(c)(i) of this Article Four) per share (the “Series C Accruing Dividends”) and (vi) from and after the date of the issuance of any shares of Series D Convertible Preferred Stock, the holders of such shares of the Series D Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum equal to 6% of the Series D Original Issue Price (as defined in Section B.2(c)(i) of this Article Four) per share (the “Series D Accruing Dividends”). The Series A Accruing Dividends, the Series A-1 Accruing Dividends, the Series B Accruing Dividends, the Series B-1 Accruing Dividends, the Series C Accruing Dividends and the Series D Accruing Dividends are sometimes collectively referred to herein as the “Accruing Dividends”. Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Accruing Dividends shall be payable (a) upon a Liquidation Event pursuant to Section B.2(c) of this Article Four, (b) upon the redemption of shares of Convertible Preferred Stock pursuant to Section B.2(f) of this Article Four or (c) as and if declared by the Board of Directors; provided, however, and except as provided in the foregoing clauses (a) through (c), the Corporation shall be under no obligation to pay the Accruing Dividends.

(c) Liquidation, Dissolution and Winding-up.

(i) Upon any liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), whether voluntary or involuntary, the holders of the shares of Convertible Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Convertible Preferred Stock (including, without limitation, the Common Stock), to be paid (a) an amount per share of Series A Convertible Preferred Stock equal to (i) $1.00 per share of Series A Convertible Preferred Stock (as adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Series A Convertible Preferred Stock, the “Series A Original Issue Price”) multiplied by 1.5, plus (ii) an amount equal to all Series A Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon (such aggregate amount described in clauses (i) and (ii) payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the “Series A Liquidation Preference Payment” and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the “Series A Liquidation Preference Payments”), (b) an amount per share of Series A-1 Convertible Preferred Stock equal to (i) $1.403 per share of Series A-1 Convertible Preferred Stock (as adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Series A-1 Convertible Preferred Stock, the “Series A-1 Original Issue Price”) multiplied by 1.5, plus (ii) an amount equal to all Series A-1 Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon (such aggregate amount described in clauses (i) and (ii) payable with respect to one share of Series A-1 Convertible Preferred Stock being sometimes referred to as the “Series A-1 Liquidation Preference Payment” and with respect to all shares of Series A-1 Convertible Preferred Stock being sometimes referred to as the “Series A-1 Liquidation Preference Payments”), (c) an amount per share of Series B Convertible Preferred Stock equal to (i) $1.403 per share of Series B Convertible Preferred Stock (as adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Series B Convertible Preferred Stock, the “Series B Original Issue Price”) multiplied by 1.5, plus (ii) an amount equal to all Series B Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon (such aggregate amount described in clauses (i) and (ii) payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the “Series B Liquidation Preference Payment” and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the “Series B Liquidation Preference Payments”), (d) an amount per share of Series B-1 Convertible Preferred Stock equal to (i) $1.403 per share of Series B-1 Convertible Preferred Stock (as adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Series B-1 Convertible Preferred Stock, the “Series B-1 Original Issue Price”) multiplied by 1.5, plus (ii) an amount equal to all Series B-1 Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon (such aggregate amount described in clauses (i) and (ii) payable with respect to one share of Series B-1 Convertible Preferred Stock being sometimes referred to as the “Series B-1 Liquidation Preference Payment” and with respect to all shares of Series B-1 Convertible Preferred Stock being sometimes referred to as the “Series B-1 Liquidation Preference Payments”), (e) an amount per share of Series C Convertible Preferred Stock equal to (i) $2.983 per share of Series C Convertible Preferred Stock (as adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Series C Convertible Preferred Stock, the “Series C Original Issue Price”) multiplied by 1.5, plus (ii) an amount equal to all Series C Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon (such aggregate amount described in clauses (i) and (ii) payable with respect to one share of Series C Convertible Preferred Stock being sometimes referred to as the “Series C Liquidation Preference Payment” and with respect to all shares of Series C Convertible Preferred Stock being sometimes referred to as the “Series C Liquidation Preference Payments”) and (f) an amount per share of Series D Convertible Preferred Stock equal to (i) $20.727 per share of Series D Convertible Preferred Stock (as adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Series D Convertible Preferred Stock, the “Series D Original Issue Price”) multiplied by 1.5, plus (ii) an amount equal to all Series D Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon (such aggregate amount described in clauses (i) and (ii) payable with respect to one share of Series D Convertible Preferred Stock being sometimes referred to as the “Series D Liquidation Preference Payment” and with respect to all shares of Series D Convertible Preferred Stock being sometimes referred to as the “Series D Liquidation Preference Payments”). The Series A Liquidation Preference Payments, the Series A-1 Liquidation Preference Payments, the Series B Liquidation Preference Payments, the Series B-1 Liquidation Preference Payments, the Series C Liquidation Preference Payments and the Series D Liquidation Preference Payments are sometimes referred to collectively herein as the “Liquidation Preference Payments”. If upon such Liquidation Event, whether voluntary or involuntary, the assets to be distributed among the holders of Convertible Preferred Stock shall be insufficient to permit payment in full to the holders of Convertible Preferred Stock of the Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Convertible Preferred Stock in proportion to the portion of the aggregate Liquidation Preference Payments which each such holder would have received on the date of such Liquidation Event had the Liquidation Preference Payments been paid in full.

(ii) Upon any Liquidation Event, immediately after the holders of Convertible Preferred Stock shall have been paid in full the Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of the then outstanding shares of Common Stock in proportion to the number of shares of Common Stock held by each holder on the date of such Liquidation Event.

(iii) If, in the case of any Liquidation Event, the amount which the holder of a share of Convertible Preferred Stock would, if such holder converted such share of Convertible Preferred Stock into Common Stock immediately prior to such Liquidation Event (or any applicable record date in connection with such Liquidation Event), be entitled to receive in respect of such share of Convertible Preferred Stock is greater than the aggregate amount which such holder would, if such holder did not so convert such share into Common Stock, be entitled to receive pursuant to Section B.2(c)(i) of this Article Four in respect of such share of Convertible Preferred Stock, then such holder shall receive such greater amount in respect thereof pursuant to such transaction in full satisfaction of all amounts to which such holder is entitled in respect thereof pursuant to Section B.2(c)(i) of this Article Four without first having so converted such share into Common Stock.

(iv) Written notice of any Liquidation Event stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by facsimile to non-U.S. residents, not less than 15 days prior to the payment date stated therein, to the holders of record of Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

(v) The (x) merger or consolidation of the Corporation with or into another entity (except for a merger or consolidation in which the shares of the Corporation outstanding immediately prior to the closing of such merger or consolidation (1) represent or are converted into shares of the surviving entity that represent at least a majority of the total number of shares of the surviving entity that are outstanding or are reserved for issuance immediately after the closing of the merger or consolidation and (2) have the power to elect a majority of the surviving entity’s directors), (y) the sale or transfer by the Corporation of all or substantially all its assets, or (z) the acquisition in a single transaction or series of related transactions by any person or group of fifty percent (50%) or more of the Corporation’s shares of Common Stock (assuming the conversion of all outstanding shares of Convertible Preferred Stock), shall each be deemed to be a Liquidation Event within the meaning of the provisions of this Section B.2(c) of Article Four (subject to the provisions of this Section B.2(c) of Article Four and not the provisions of Section B.2(e)(vii) of this Article Four, unless Section B.2(e)(vii) of this Article Four is elected in the following proviso); provided, however, that the holders of at least fifty-eight percent (58%) of the votes applicable to the then outstanding shares of Convertible Preferred Stock (voting together as a single class) (the “Requisite Holders”) shall have the right, on behalf of all holders of Convertible Preferred Stock, to elect the benefits of the provisions of Section B.2(e)(vii) of this Article Four in lieu of receiving payment in a Liquidation Event pursuant to this Section B.2(c) of Article Four.

(vi) Non-Cash Consideration.

(A) If any assets of the Corporation distributed to the stockholders or any consideration to be delivered to the stockholders upon any Liquidation Event are other than cash, then, subject to Section B.2(c)(vi)(B) of this Article Four, the value of such assets or consideration shall be their fair market value, as determined by resolution of the Board of Directors of the Corporation, except that any securities to be distributed to the stockholders upon any Liquidation Event shall be valued as follows: (i) unless otherwise specified in a definitive agreement for the acquisition of the Corporation, if traded on a nationally recognized securities exchange or inter-dealer quotation system, the value of such securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty-one (21) trading days (or all such trading days on which such securities have been traded if fewer than twenty-one (21) days) preceding the consummation of such Liquidation Event; (ii) if clause (i) does not apply but the securities are traded over-the-counter, then, unless otherwise specified in a definitive agreement for the acquisition of the Corporation, the value shall be deemed to be the average of the closing bid prices over the twenty-one (21) trading days (or all such trading days on which such securities have been traded if fewer than twenty-one (21) days) preceding the consummation of such Liquidation Event; and (iii) if there is no active public market, the value of such securities shall be, subject to Section B.2(c)(vi)(B) of this Article Four, the fair market value thereof, as determined by resolution of the Board of Directors of the Corporation. The method of valuation of securities subject to any restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) of this Section B.2(c)(vi)(A) of Article Four to reflect the approximate fair market value thereof, as determined by resolution of the Board of Directors of the Corporation, subject to Section B.2(c)(vi)(B) of this Article Four.

(B) Notwithstanding Sections B.2(c)(vi)(A) or B.2(e)(iv)(E) of this Article Four, at the election of the Requisite Holders, the fair market value of, in the case of Section B.2(c)(vi)(A) of this Article Four, any non-cash assets or property payable to the stockholders upon a liquidation of the Corporation, or, in the case of Section B.2(e)(iv)(E) of this Article Four, the non-cash consideration payable to the Corporation upon the issuance of Common Stock, Options or Convertible Securities (the “Fair Market Value”) shall be determined through the following appraisal procedures. Within ten (10) days after the Corporation delivers notice to the stockholders of the proposed liquidation of the Corporation or the issuance of such additional securities, as the case may be, the Corporation and the Requisite Holders shall attempt in good faith to reach agreement on the Fair Market Value. If they are unable to reach agreement within such ten (10) day period, then, within five (5) days thereafter, the Corporation and the Requisite Holders shall agree on the selection of an independent appraiser. Such appraiser will have twenty (20) days in which to determine the Fair Market Value, and its determination thereof will be final and binding on all parties concerned. If the Corporation and the Requisite Holders are unable to reach an agreement as to an independent appraiser within five (5) days after the aforesaid ten (10) day period, then two appraisers will be appointed within five (5) days thereafter, one each by the Corporation and the Requisite Holders to determine the Fair Market Value. Each of the Corporation and the Requisite Holders will cause their appraiser to determine independently the Fair Market Value within twenty (20) days after the time of their appointment. If the lesser of the two appraised values so determined (the “Low Value”) exceeds or is equal to ninety percent (90%) of the value of the greater of the two appraised values (the “High Value”), the Fair Market Value will be deemed to be equal to the average of the two appraisals. If the Low Value is less than ninety percent (90%) of the High Value, the two appraisers will themselves appoint a third appraiser within ten (10) days after the two appraisals have been rendered. Such third appraiser will have twenty (20) days in which to determine independently the Fair Market Value. The median of the three (3) appraised values shall be binding on all parties concerned as the Fair Market Value.

(d) Restrictions.

(i) At any time when at least 50% of the shares of Series A-1 Convertible Preferred Stock issued by the Corporation are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the written consent of the holders of a majority of the outstanding shares of Series A-1 Convertible Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not amend, alter or repeal any provision of its Certificate of Incorporation, by means of an amendment or waiver to the Certificate of Incorporation or by merger, consolidation, recapitalization or similar action, if such proposed amendment, alteration or repeal would alter or change the powers, preferences or special rights of the Series A-1 Convertible Preferred Stock so as to affect such powers, preferences or special rights adversely but shall not similarly affect the Series A Convertible Preferred Stock (treating numerical differences as similar to the extent such differences arise from differences in Applicable Conversion Prices, Series A Original Issue Price and the Series A-1 Original Issue Price, the number of shares of each series outstanding or other numerical differences between the Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock existing prior to such amendment, alteration or repeal). At any time when at least 33% of the shares of Series C Convertible Preferred Stock issued by the Corporation are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the consent of the holders of at least 66 2/3% of Series C Convertible Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not amend, alter or repeal any provision of its Certificate of Incorporation if such proposed amendment, alteration or repeal would (i) alter or change the powers, preferences or special rights of the Series C Convertible Preferred Stock so as to affect such powers, preferences or special rights adversely but shall not similarly affect the other series of Convertible Preferred Stock or (ii) improve the powers, preferences or special rights of any other series of Convertible Preferred Stock but shall not similarly improve the powers, preferences and special rights of the Series C Convertible Preferred Stock (in the case of clause (i) or (ii), treating numerical differences as similar to the extent such differences are proportional differences arising from differences in Applicable Conversion Prices, applicable Original Issue Prices, the number of shares of each series outstanding or other numerical differences between the Series C Convertible Preferred Stock and such other series of Convertible Preferred Stock existing prior to such amendment, alteration or repeal). It is expressly understood that the rights granted to the holders of Series C Convertible Preferred Stock in this Section B.2(d) of Article Four are in addition to the rights granted to the holders of Series C Convertible Preferred Stock pursuant to Section 242(b) of the DGCL. At any time when at least 50% of the shares of Series D Convertible Preferred Stock issued by the Corporation are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the consent of the holders of at least 66 2/3% of Series D Convertible Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not amend, alter or repeal any provision of its Certificate of Incorporation, by means of an amendment or waiver to the Certificate of Incorporation or by merger, consolidation, recapitalization or similar action, if such proposed amendment, alteration or repeal would alter or change the powers, preferences or special rights of the Series D Convertible Preferred Stock so as to affect such powers, preferences or special rights adversely but shall not similarly affect the other series of Convertible Preferred Stock (treating numerical differences as similar to the extent such differences arise from differences in Applicable Conversion Prices, applicable Original Issue Prices, the number of shares of each series outstanding or other numerical differences between the Series D Convertible Preferred Stock and such other series of Convertible Preferred Stock existing prior to such amendment, alteration or repeal).

(ii) At any time when at least 5% of the shares of Convertible Preferred Stock issued by the Corporation are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law or this Certificate of Incorporation, without the written consent of the Requisite Holders, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation will not, by means of an amendment to the Certificate of Incorporation or by merger, consolidation or otherwise:

(A) Amend, alter or repeal any provision of its Certificate of Incorporation or By-laws;

(B) Alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock, the Series A-1 Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock, the Series C Convertible Preferred Stock or the Series D Convertible Preferred Stock;

(C) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends and redemption rights, or increase the authorized number of shares of Convertible Preferred Stock or increase the authorized number of shares of any other class or series of shares of stock unless the same ranks junior to the Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends and redemption rights, or create or authorize any obligation or security convertible into shares of any class or series of stock unless the same ranks junior to the Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends and redemption rights;

(D) Consent to or consummate any Liquidation Event or any other merger in which the Corporation or any subsidiary corporation is a constituent corporation, or any other consolidation, liquidation, dissolution or winding up of the Corporation (other than the merger of a subsidiary of the Corporation with and into another entity on or prior to January 30, 2008 pursuant to arrangements approved by the Board of Directors on November 29, 2007);

(E) Change the authorized number of directors of the Corporation, whether by amendment to this Certificate of Incorporation, the Bylaws of the Corporation or otherwise; or

(F) Declare or pay any dividend or other distribution on any shares of Common Stock (other than dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock) or purchase or redeem or set aside any sums for the purchase or redemption of, any shares of stock, except for (i) repurchases of Common Stock from employees, officers, directors or consultants at the original purchase price thereof pursuant to stock restriction agreements or other agreements, (ii) redemptions of shares of Convertible Preferred Stock pursuant to Section B.2(f) of this Article Four and (iii) repurchases of shares of Convertible Preferred Stock from employees or officers pursuant to arrangements approved by the Board of Directors, which approval shall include the affirmative vote or consent of a majority of the Preferred Directors.

(e) Conversion of the Convertible Preferred Stock. The holders of shares of Convertible Preferred Stock shall have the following conversion rights:

(i) Right to Convert. Subject to the terms and conditions of this Section B.2(e) of Article Four, the holder of any share or shares of Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Convertible Preferred Stock (except that upon any Liquidation Event the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained (i) with respect to Series A Convertible Preferred Stock, by multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by the Series A Original Issue Price and dividing the result by the conversion price of $1.00 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this Section B.2(e) of Article Four, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted being referred to as the “Series A Conversion Price”), (ii) with respect to Series A-1 Convertible Preferred Stock, by multiplying the number of shares of Series A-1 Convertible Preferred Stock so to be converted by the Series A-1 Original Issue Price and dividing the result by the conversion price of $1.403 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this Section B.2(e) of Article Four, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A-1 Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted being referred to as the “Series A-1 Conversion Price”), (iii) with respect to Series B Convertible Preferred Stock, by multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by the Series B Original Issue Price and dividing the result by the conversion price of $1.403 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this Section B.2(e) of Article Four, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted being referred to as the “Series B Conversion Price”), (iv) with respect to Series B-1 Convertible Preferred Stock, by multiplying the number of shares of Series B-1 Convertible Preferred Stock so to be converted by the Series B-1 Original Issue Price and dividing the result by the conversion price of $1.403 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this Section B.2(e) of Article Four, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B-1 Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted being referred to as the “Series B-1 Conversion Price”), (v) with respect to Series C Convertible Preferred Stock, by multiplying the number of shares of Series C Convertible Preferred Stock so to be converted by the Series C Original Issue Price and dividing the result by the conversion price of $2.983 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this Section B.2(e) of Article Four, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted being referred to as the “Series C Conversion Price”) and (vi) with respect to Series D Convertible Preferred Stock, by multiplying the number of shares of Series D Convertible Preferred Stock so to be converted by the Series D Original Issue Price and dividing the result by the conversion price of $20.727 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this Section B.2(e) of Article Four, then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted being referred to as the “Series D Conversion Price”). As used herein, the term “Applicable Conversion Price” means the Series A Conversion Price with respect to Series A Convertible Preferred Stock, the Series A-1 Conversion Price with respect to the Series A-1 Convertible Preferred Stock, the Series B Conversion Price with respect to the Series B Convertible Preferred Stock, the Series B-1 Conversion Price with respect to the Series B-1 Convertible Preferred Stock, the Series C Conversion Price with respect to Series C Convertible Preferred Stock, and the Series D Conversion Price with respect to Series D Convertible Preferred Stock, respectively. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notwithstanding any other provisions hereof, if a conversion of Convertible Preferred Stock is to be made in connection with any transaction affecting the Corporation, the conversion of any shares of Convertible Preferred Stock, may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated, subject in all events to the terms hereof applicable to such transaction.

(ii) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Section B.2(e)(i) of this Article Four and surrender of the certificate or certificates for the share or shares of Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Applicable Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(iii) Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of Convertible Preferred Stock into Common Stock (after aggregating all shares of Convertible Preferred Stock that are to be converted into Common Stock) by a holder and no payment or adjustment shall be made upon any such conversion with respect to any cash dividends previously payable on the Common Stock issued upon such conversion. If the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to Section B.2(e)(i) of this Article Four exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section B.2(e)(iii) of Article Four, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation, and based upon the aggregate number of shares of Convertible Preferred Stock surrendered by any one holder.

(iv) Adjustment of Applicable Conversion Price Upon Issuance of Common Stock. Except as provided in Sections B.2(e)(v) and (vi) of this Article Four, if and whenever the Corporation shall issue or sell, or is, in accordance with Sections B.2(e)(iv)(A) through (iv)(G) of this Article Four, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than an Applicable Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, such Applicable Conversion Price shall be reduced to the price determined by dividing (a) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including, for this purpose, (i) shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and (ii) shares of Common Stock issuable upon the exercise of outstanding Options (excluding unvested Options)) multiplied by such Applicable Conversion Price in effect immediately prior to such adjustment and (ii) the consideration, if any, received by the Corporation upon such issue or sale, by (b) an amount equal to the sum of (i) the total number of shares of Common Stock outstanding immediately prior to such issue or sale (including, for this purpose, (i) shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and (ii) shares of Common Stock issuable upon the exercise of outstanding Options (excluding unvested Options)) and (ii) the total number of shares of Common Stock issuable in such issue or sale.

For purposes of this Section B.2(e)(iv) of Article Four, the following subsections (A) through (G) shall also be applicable:

(A) Issuance of Convertible Securities or Options. If the Corporation at any time or from time to time shall issue any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock (other than Options (as defined below)) (“Convertible Securities”) or any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (“Options”) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Convertible Securities or Options, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be additional shares Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B) Change in Option Price or Conversion Rate.

(1) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to an Applicable Conversion Price pursuant to the terms of Section B.2(e)(iv) of Article Four above, are revised (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (x) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (y) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, such Applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Applicable Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this Section B.2(e)(iv)(B)(1) of Article Four shall have the effect of increasing an Applicable Conversion Price to an amount which exceeds the lesser of (x) such Applicable Conversion Price on the original adjustment date or (y) the Applicable Conversion Price that would have resulted from any issuances or deemed issuances of any shares of Common Stock between the original adjustment date and such readjustment date.

(2) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to an Applicable Conversion Price pursuant to the terms of Section B.2(e)(iv) of Article Four above (either because the consideration per share (determined pursuant to Section B.2(e)(iv)(E) of this Article Four) of the shares of Common Stock subject thereto was equal to or greater than such Applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the date that shares of the applicable series of Convertible Preferred Stock were first issued), are revised (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (x) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (y) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the additional shares of Common Stock subject thereto (determined in the manner provided in Section B.2(e)(iv)(A) of Article Four above) shall be deemed to have been issued effective upon such increase or decrease becoming effective. Notwithstanding the foregoing, and for the avoidance of doubt, no adjustment pursuant to this Section B.2(e)(iv)(B)(2) of Article Four shall have the effect of increasing the Applicable Conversion Price.

(3) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to an Applicable Conversion Price pursuant to the terms of Section B.2(e)(iv) of Article Four above, such Applicable Conversion Price shall be readjusted to such

Applicable Conversion Price as would have obtained had such Option or Convertible Security never been issued. Notwithstanding the foregoing, and for the avoidance of doubt, no adjustment pursuant to this Section B.2(e)(iv)(B)(3) of Article Four shall have the effect of increasing such Applicable Conversion Price to an amount which exceeds the lesser of (i) such Applicable Conversion Price on the original adjustment date or (ii) such Applicable Conversion Price that would have resulted from any issuances or deemed issuances of any shares of Common Stock between the original adjustment date and such readjustment date.

(C) No Further Adjustments Upon Exercise or Conversion. Except as provided in Section B.2(e)(iv)(B) of this Article Four, no adjustment in the Applicable Conversion Price shall be made upon (a) the actual issuance of shares of Common Stock or Convertible Securities upon the exercise of Options or (b) the actual issuance of shares of Common Stock upon the conversion or exchange of Convertible Securities.

(D) Stock Dividends. If the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to Section B.2(e)(vi) of this Article Four, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(E) Consideration for Stock. If any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. The consideration per share received by the Corporation for shares of Common Stock deemed to have been issued pursuant to this Section 2(e)(iv) relating to Options and Convertible Securities, shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities. If any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall, subject to Section B.2(c)(vi)(B) of this Article Four, be deemed to be the fair value of such consideration as determined by the Board of Directors in good faith, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. If any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined by the Board of Directors.

(F) Record Date. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such purchase is not fully made on the date fixed therefor, the Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Applicable Conversion Price shall be adjusted as of the time of actual payment of such dividends or the purchase of such securities.

(G) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section B.2(e)(iv) of Article Four.

(v) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of any Applicable Conversion Price in the case of the issuance of: (i) shares of Common Stock issuable upon conversion of the Convertible Preferred Stock; (ii) shares of Series A-1 Convertible Preferred Stock prior to May 22, 2006, (iii) Reserved Employee Shares (as defined below); (iv) shares of Common Stock issued as a dividend on the Preferred Stock; (v) shares of Common Stock issued pursuant to a Qualified Public Offering (as defined in Section B.2(e)(xv)(A) of this Article Four); (vi) equity securities (and/or options or warrants therefor) issued pursuant to the acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Corporation acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation (or a division thereof) or entity (or a division thereof) or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Board of Directors, which approval shall include the affirmative vote or consent of a majority of the Preferred Directors; (vii) equity securities (and/or options or warrants therefor) issued or issuable to parties providing the Corporation with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing, or issuable to parties licensing technology or patents to the Corporation, parties licensing technology from the Corporation in connection with the development or commercialization of the Corporation’s products or services or collaborative partners; provided that each such transaction described in this clause (vii) is approved by the Board of Directors, which approval shall include the affirmative vote or consent of a majority of the Preferred Directors; (viii) shares of Common Stock issued by reason of a stock split or dividend on the Common Stock for which an adjustment of the Applicable Conversion Price has been made pursuant to Section B.2(e)(vi) of this Article Four; (ix) up to 1,562,224 shares of Common Stock (and/or warrants therefor) issued or issuable pursuant to the terms of the Interactive Marketing and Comparison Travel Functionality Platform Agreement, dated as of November 10, 2004, by and between the Corporation and America Online, Inc., as amended; and (x) shares of Common Stock issued, or deemed issued, pursuant to (A) a firm commitment underwritten public offering consummated pursuant to a Registration Statement under the Securities Act of 1933, as amended, with an effective time on or prior to December 31, 2012 and/or (B) pursuant to the terms of that certain Election and Amendment Agreement, dated on or about April 19, 2012, by and between the Corporation and the other parties thereto. As used herein, “Reserved Employee Shares” shall mean up to 13,000,000 shares of Common Stock (appropriately adjusted to reflect an event described in Section B.2(e)(vi) of this Article Four) reserved by the Corporation for (i) the sale or issuance of shares of Common Stock to employees, consultants or non-employee directors of the Corporation or (ii) the issuance and/or exercise of options to purchase Common Stock granted to employees, consultants or non-employee directors of the Corporation, all pursuant to arrangements approved by the Board of Directors, which approval shall include the affirmative vote or consent of a majority of the Preferred Directors.

(vi) Subdivision or Combination of Common Stock. If the Corporation shall at any time after December 21, 2007 subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, each Applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares (by reverse stock split or otherwise), each Applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(vii) Reorganization or Reclassification. If any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other similar transaction (any such transaction being referred to herein as an “Organic Change”) shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock and if the holders of Convertible Preferred Stock do not elect pursuant to Section B.2(c) of this Article Four to treat such Organic Change as a Liquidation Event, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Convertible Preferred Stock such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(viii) Notice of Adjustment. Upon any adjustment of an Applicable Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, by overnight courier or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Applicable Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

(ix) Other Notices. If at any time:

(A) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(B) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(C) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

(D) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, by overnight courier or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 15 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

(x) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

(xi) No Reissuance of Convertible Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

(xii) Issue Tax. The issuance of certificates for shares of Common Stock upon Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

(xiii) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock, in any manner which interferes with the timely conversion of such Preferred Stock except as may otherwise be required to comply with applicable securities laws.

(xiv) Definition of Common Stock. As used in this Section B.2(e) of Article Four, the term “Common Stock” shall mean and include the Corporation’s authorized Common Stock, par value $.001 per share, as constituted on the date of filing of this Amended and Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section B.2(e)(vii) of this Article Four.

(xv) Mandatory Conversion.

(A) Qualified Public Offering; Election of Holders. All outstanding shares of Convertible Preferred Stock shall automatically convert to shares of Common Stock (i) upon the closing of a firm commitment underwritten public offering of shares of Common Stock in which (A) the aggregate gross proceeds from such offering to the Corporation is at least $25,000,000 and (B) the price per share paid by the public for such shares is at least $31.09 (appropriately adjusted to reflect the occurrence of any event described in Section B.2(e)(vi) of this Article Four) (a “Qualified Public Offering”) or (ii) upon the election (given in writing or by a vote at a meeting) of both (A) the Requisite Holders and (B) for so long as the Founder Group holds shares of capital stock of the Corporation representing at least fourteen percent (14%) of the outstanding capital stock of the Corporation (calculated on an as-converted to Common Stock basis and including, for this purpose, shares of Common Stock issuable upon the exercise of outstanding Options and Convertible Securities), either Daniel Stephen Hafner or Paul English; provided however that the Series D Convertible Preferred Stock shall not automatically convert to shares of Common Stock pursuant to this clause (ii) unless such election also includes the election of the holders of at least 66 2/3% of Series D Convertible Preferred Stock. “Founder Group” shall mean Daniel Stephen Hafner, Paul English, any spouse, former spouse, ancestor or descendent of Daniel Stephen Hafner or Paul English, or any trust established for the benefit of any of the foregoing.

(B) Conversion Procedures.

(1) All holders of record of shares of Convertible Preferred Stock shall be given written notice of the date of the mandatory conversion occurring pursuant to Section B.2(e)(xv)(A) of this Article Four (the “Mandatory Conversion Date”) and of the place designated for mandatory conversion of such shares of Preferred Stock pursuant to this Section 2(e)(xv). Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or overnight courier or given by electronic communication in compliance with the provisions of the DGCL, to each record holder of Convertible Preferred Stock. Upon receipt of such notice, each holder of shares of Convertible Preferred Stock shall surrender his or its certificate or certificates for all such shares subject to conversion to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section B.2(e) of Article Four. On the Mandatory Conversion Date, all shares of Preferred Stock subject to conversion on such date shall be deemed to have been converted into shares of Common Stock which shall be deemed to be outstanding of record, and all rights with respect to the shares of Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section B.2(e)(iii) of this Article Four in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(2) All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Preferred Stock shall be retired and cancelled and shall not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

(f) Redemption. The shares of Convertible Preferred Stock shall be redeemed as follows:

(i) Optional Redemption. The Corporation shall not have the right to call or redeem at any time all or any shares of Convertible Preferred Stock. The Requisite Holders may, by giving notice (the “Notice”) to the Corporation at any time after December 21, 2012, require the Corporation to redeem all of the outstanding shares of Convertible Preferred Stock in three equal annual installments (the date of each such redemption, a “Redemption Date”). After receipt of the Notice, the Corporation shall fix the first date for redemption (the “First Redemption Date”), provided that the First Redemption Date shall occur within one hundred twenty (120) days after receipt of the Notice. The second and third redemption dates shall occur on the first and second anniversaries of the First Redemption Date, respectively.

(ii) Redemption Price and Payment. The Convertible Preferred Stock to be redeemed on a Redemption Date shall be redeemed by paying for each share in cash an amount equal to: (i) with respect to a share of Series A Convertible Preferred Stock, the Series A Original Issue Price plus an amount equal to all Series A Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon; (ii) with respect to a share of Series A-1 Convertible Preferred Stock, the Series A-1 Original Issue Price plus an amount equal to all Series A-1 Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon; (iii) with respect to a share of Series B Convertible Preferred Stock, the Series B Original Issue Price plus an amount equal to all Series B Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon; (iv) with respect to a share of Series B-1 Convertible Preferred Stock, the Series B-1 Original Issue Price plus an amount equal to all Series B-1 Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon; (v) with respect to a share of Series C Convertible Preferred Stock, the Series C Original Issue Price plus an amount equal to all Series C Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon; and (vi) with respect to a share of Series D Convertible Preferred Stock, the Series D Original Issue Price plus an amount equal to all Series D Accruing Dividends per share unpaid thereon (whether or not declared) and any other dividends per share declared but unpaid thereon (each, the “Applicable Redemption Price”). Such payment shall be made in full on each of the Redemption Dates to the holders entitled thereto. All holders of Convertible Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Convertible Preferred Stock or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Convertible Preferred Stock to be redeemed on the applicable Redemption Date to the Corporation before or within a reasonable time after such Redemption Date.

(iii) Redemption Mechanics. At least 20 but not more than 30 days prior to a Redemption Date, written notice (the “Redemption Notice”) shall be given by the Corporation by mail, postage prepaid, by overnight courier or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Convertible Preferred Stock notifying such holder of the redemption and specifying the Applicable Redemption Prices, the Redemption Date

and the place where said Applicable Redemption Prices shall be payable. The Redemption Notice shall be addressed to each holder at its address as shown by the records of the Corporation. From and after the close of business on such Redemption Date, unless there shall have been a default in the payment of the Applicable Redemption Prices, all rights of holders of the shares of Convertible Preferred Stock to be redeemed on the Redemption Date (except the right to receive the Applicable Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Convertible Preferred Stock on the Redemption Date are insufficient to redeem the total number of outstanding shares of Convertible Preferred Stock to be redeemed on the Redemption Date, the holders of shares of Convertible Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. If the Corporation for any reason shall fail to redeem the total number of outstanding shares of Convertible Preferred Stock to be redeemed on the Redemption Date, then, and until such redemption shall have been made in full, the number of Series A Directors that may be elected by the holders of the Series A Convertible Preferred Stock, voting as a separate series, pursuant to Section B.2(a)(iii)(A) of this Article Four shall be increased from two (2) to four (4) and the number of Series C Directors that may be elected by the holders of the Series C Convertible Preferred Stock, voting as a separate series, pursuant to Section B.2(a)(iii)(A) of this Article Four shall be increased from one (1) to two (2). The shares of Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Convertible Preferred Stock such funds will be used, no later than the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

(iv) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Convertible Preferred Stock redeemed pursuant to this Section B.2(f) of Article Four or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Convertible Preferred Stock.

(g) Corporate Opportunity. In the event that a director of the Corporation who is also a partner or employee of a holder of Preferred Stock acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and such holder of Preferred Stock, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if such director acts in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director of the Corporation, and who is also a partner or employee of a holder of Preferred Stock shall belong to such holder of Preferred Stock, unless such opportunity was offered to such person in his or her capacity as a director of the Corporation.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

Section 1. Board of Directors. Following the Effective Time, those directors already in office immediately prior to the Effective Time shall remain in office until the first annual meeting of the Corporation’s stockholders following the Effective Time, and until their respective successors are elected and qualified, or until their earlier death, incapacity resignation or removal. Any director may be removed only for cause, and only by the vote of the holders of a majority of the aggregate voting power of the shares of the Corporation’s stock entitled to vote for the election of directors.

Section 2. Vacancies. Following the Effective Time, except as the DGCL may otherwise require, any new directorships or vacancies in the Board of Directors, including new directorships resulting from any increase in the number of directors to serve in the Board of Directors and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal.

Section 3. Number of Directors. Following the Reclassification, the number of directors which constitute the entire Board of Directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors, the exact number to be determined, from time to time, by resolution adopted by an affirmative vote of a majority of directors then in office. No decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors shall have the power and authority: (i) to adopt, amend or repeal the Corporation’s by-laws, subject only to such limitations, if any, as may be from time to time imposed by other provisions of this Certificate of Incorporation, by law, or by the Corporation’s by-laws; and (ii) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith.

ARTICLE EIGHT

Effective as of the Reclassification, any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders in which such action is properly brought before such meeting, and not by written consent in lieu of such a meeting. Special meetings of stockholders may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer, or a majority of the Board of Directors.

ARTICLE NINE

Section 1. Limitation of Liability. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Nine shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit.

Section 2. Indemnification. Subject to the further provisions of this Section 2 of Article Nine, the Corporation shall, to the fullest extent permitted by Section 145 of the DGCL and as further provided in the Corporation’s by-laws, each as amended from time to time, have the power to, and shall, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom.

Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article Nine, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors.

The indemnification rights provided in this Article Nine (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article Nine.

Section 3. Merger or Consolidation. For purposes of this Article Nine, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Nine with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

Section 4. Amendment or Repeal. No amendment to or repeal of this Article Nine shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

ARTICLE TEN

Subject to the provisions of Article Nine above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the undersigned this      day of             , 2012.

KAYAK SOFTWARE CORPORATION

Name:	Daniel Stephen Hafner
Title:	Chief Executive Officer

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